Exhibit 99(r)

JOINT CODE OF ETHICS

REFERENCE

Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”)

Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”)

See also:

•                                         Joint Code of Ethics

•                                         Prevention of Insider Trading

•                                         Procedures for Regulatory Filings

•                                         Recordkeeping Policy and Procedures

POLICY

The purpose of this Joint Code of Ethics (the “Code”) is to establish standards and procedures for the detection and prevention of breaches of fiduciary duties owed to the registered investment companies advised by RMR Advisors LLC (each a “Fund” and collectively the “Funds”) and otherwise to address the types of conflict of interest situations that are the subject of Rule 17j-1 under the 1940 Act.  This Code is also meant to establish standards and procedures for the detection and prevention of breaches of fiduciary duties RMR Advisors LLC and Tremont Realty Advisors LLC (each an “Adviser” and collectively the “Advisers”) owe to its clients including the Funds, private funds and separate account clients, that are the subject of  Rule 204A-1 under the Advisers Act.

The Code has been approved by the Board of Trustees (the “Trustees”) of each of the Funds, including a majority of the Trustees who are not “interested persons” of the Funds (the “Independent Trustees”), as defined by the 1940 Act. The Code has also been adopted by the Advisers in compliance with Rules 17j-1 and 204A-1.

The Code is based on the principle that the Trustees and officers of the Funds, and the personnel of the Advisers or their affiliates who provide services to the Funds or the Advisers’ other clients, owe a fiduciary duty to such Funds or clients to conduct their personal securities transactions in a manner that does not interfere with such Funds’ or clients’ transactions or otherwise take unfair advantage of their relationship with such Funds or clients.

All such Trustees, officers and personnel of the Funds and the Advisers or their affiliates (“Employees”) are expected to adhere to this general principle as well as to comply with all of the specific provisions of the Code that are applicable to them. Similarly, all Employees are

December 15, 2016

expected to comply with applicable Federal Securities Laws (as defined below), state securities laws and regulations.

The Funds and the Advisers will provide a copy of the Code and any amendments to each Employee.  Each Employee must read and retain the Code, and should recognize that he or she is subject to its provisions. Each Employee is responsible for reporting any violations of the Code promptly to the Compliance Officer (as defined below).

Employees are encouraged to report exceptions or potential violations of the Code, issues arising under the Code or other illegal or unethical behavior to the Compliance Officer or any Trustee of the Funds or any director of the Advisers (each a “Director”), including through the use of the Funds’ anonymous hotline.  Employees are also encouraged to discuss situations that may present ethical issues with such persons.  The Funds and the Advisers will endeavor to maintain the confidentiality of reported violations, subject to applicable law, regulation or legal proceedings, except to the extent necessary or appropriate to address the violations with senior management.

Technical compliance with the Code will not automatically insulate any Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual’s fiduciary duties to the Funds or the Advisers’ other clients.  Accordingly, all Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Funds and their shareholders or the Advisers’ other clients and place the interests of the Funds and the Advisers’ other clients before their own personal interests.

The Funds and the Advisers shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

PROCEDURES/RESPONSIBILITY

•                  Set forth in the Code.

•                  The Advisers and the Funds shall have the responsibilities set out in the Code.

CONTROLS/EVALUATION

•                  The Advisers shall present to the Trustees of each Fund on a quarterly basis all material violations of the Code and also present to the Trustees of each Fund the annual reports required under the Code.

•                  Certain Employees will be required to provide to the Code of Ethics Compliance Officer initial and annual reports of all security holdings and quarterly reports regarding transactions in securities holdings.  Such Employees also must certify initially and on an annual basis that they have complied with the provisions of the Code.

•                  The Chief Compliance Officer, no less frequently than annually, shall confirm that all reports required under the Code have been collected and retained.

JOINT CODE OF ETHICS

SECTION I.                                                                           GENERAL

The purpose of this Joint Code of Ethics (the “Code”) is to establish standards and procedures for the detection and prevention of breaches of fiduciary duties owed to the registered investment companies advised by RMR Advisors LLC (each a “Fund” and collectively the “Funds”) and otherwise to address the types of conflict of interest situations that are the subject of Rule 17j-1 under the 1940 Act.  This Code is also meant to establish standards and procedures for the detection and prevention of breaches of fiduciary duties RMR Advisors LLC and Tremont Realty Advisors LLC (each an “Adviser” and collectively the “Advisers”) owe to its clients including the Funds, private funds and separate account clients, that are the subject of Rule 204A-1 under the Advisers Act.

This Code has been approved by the Board of Trustees (the “Trustees”) of each of the Funds, including a majority of the Trustees who are not “interested persons” of the Funds (the “Independent Trustees”), as defined by the 1940 Act.  The Code has also been adopted by the Advisers, in compliance with Rules 17j-1 and 204A-1, as applicable.

The Code is based on the principle that the Trustees and officers of the Funds, and the personnel of the Advisers or their affiliates who provide services to the Funds or the Advisers’ other clients, owe a fiduciary duty to such Funds or clients to conduct their personal securities transactions in a manner that does not interfere with such Funds’ or clients’ transactions or otherwise take unfair advantage of their relationship with such Funds or clients. All such Employees (as defined below) are expected to adhere to this general principle as well as to comply with all of the specific provisions of the Code that are applicable to them.  Similarly, all Employees are expected to comply with applicable Federal Securities Laws (as defined below) and state securities laws and regulations.

Employees are encouraged to report exceptions or potential violations of the Code, issues arising under the Code or other illegal or unethical behavior to the Compliance Officer or any Trustee of the Funds or any director of the Advisers (each a “Director”), including through the use of the Advisers’ and the Fund’s reporting hotline.  Employees are also encouraged to discuss situations that may present ethical issues with such persons.  The Funds and the Advisers will endeavor to maintain the confidentiality of reported violations, subject to applicable law, regulation or legal proceedings.

Technical compliance with the Code will not automatically insulate any  Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual’s fiduciary duties to the Funds or the Advisers’ other clients.  Accordingly, all Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Funds and their shareholders or the Advisers’ other clients and place the interests of the Funds and the Advisers’ other clients before their own personal interests.

The Funds and the Advisers will provide a copy of the Code and any amendments to each Employee.  Each Employee must read, understand and retain the Code, and should recognize that he or she is subject to its provisions.  Each Employee is responsible for reporting any violations of the Code promptly to the Compliance Officer (as defined below).

The Funds and the Advisers shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

SECTION II.                                                                      DEFINITIONS

(A)                   “Access Person” means, with respect to a Fund, any Advisory Person of the Fund or of the Adviser whose client is the Fund. All of the directors, officers and general partners of an Adviser are presumed to be Access Persons of any Fund advised by such Adviser.  All of a Fund’s trustees, officers and general partners are presumed to be Access Persons of the Fund.

“Access Person” means, with respect to an Adviser, any Supervised Person of that Adviser who (1) has access to nonpublic information regarding any clients’ purchase or sale of Securities, or nonpublic information regarding the portfolio holdings of any client, or (2) is involved in making Securities recommendations to clients, or who has access to such recommendations that are nonpublic.  Each Adviser’s directors, officers and general partners are presumed to be Access Persons of that Adviser.

For the avoidance of doubt, status as an Access Person is determined with respect to each individual Adviser or Fund separately. Similarly, application of this Code is based on Access Person status (or some other status under this Code, such as “Employee” or “Investment Personnel”) with respect to each individual Adviser or Fund separately.

For purposes of this Code, an Access Person does not include any person who is subject to a code of ethics adopted by a subadviser(s), administrator, subadministrator, or transfer agents, or principal underwriter in compliance with Rule 17j-1.

(B)                   “Advised Fund” means any investment company registered under the 1940 Act that is advised by an Adviser.

(C)                   “Advisory Person” of a Fund or of an Adviser means (1) any director, officer, general partner or employee of the Fund or of the Adviser (or of any company controlling, controlled by or under common control with the Fund or Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security (as defined below) by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Fund or Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

(D)                   “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

(E)                    “Beneficial Ownership” has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and for purposes of the Code shall be deemed to include, but not be limited to, any direct or indirect interest by which an Access Person, or any member of his or her Immediate Family (i.e., a person who is related by blood, marriage or adoption to the Access Person) who is living in the same household as the Access Person, by reason of direct or indirect ownership or any contract, understanding, relationship, agreement or other arrangement, can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).(1)

(F)                     “Compliance Officer” means the Chief Compliance Officer of the Funds or the Advisers, as appropriate, or his or her designee.

(G)                   “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

(H)                  “Covered Security” means any Security (as defined below) other than a Security that is: (i) a direct obligation of the government of the United States; (ii) a bankers’ acceptance, certificate of deposit, commercial paper, or high quality short-term debt instrument, including a repurchase agreement; (iii) a share of an open-end investment company registered under the 1940 Act (including a money market fund), unless the Funds or the Advisers or a control affiliate acts as the investment adviser or principal underwriter for the open-end fund; or (iv) a Security of a type that is not a permissible investment for the Fund or, in the case of Supervised Persons, the applicable Adviser’s clients.  Notwithstanding the preceding sentence, a Security issued by (i) an Advised Fund or (ii) an exchange traded fund, whether registered with the U.S. Securities and Exchange Commission (the “Commission”) as an open-end investment company or as a unit investment trust, is a Covered Security.  A high quality short-term debt instrument is one with a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

(I)                       “Employee” means any person who is a trustee, director, partner, officer or employee of a Fund or Adviser, and includes any Supervised Persons.

(J)                       “Federal Securities Laws” means the Securities Act of 1933, as amended (the “1933 Act”), the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act of 1999, any rules adopted by the Securities and Exchange Commission (the “Commission”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

(1)         Beneficial Ownership will not be deemed to exist solely as a result of any indirect interest an Access Person may have in the investment performance of an account or investment trusts managed by such person, or over which such person has supervisory responsibility, that arises solely from such person’s compensation arrangement with the Advisers or any affiliates pursuant to which the performance of the account or investment trusts, or the profits or revenues derived from its management or supervision, is a factor in the determination of such person’s compensation.

(K)                   “Immediate Family” means a person who is related by blood, marriage or adoption to the Access Person who is living in the same household as the Access Person.

(L)                    “Independent Trustee” means a Trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

(M)                “Initial Public Offering” means an offering of Securities registered under the 1933 Act the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(N)                   “Investment Personnel” means, with respect to a Fund: (i) any employee of the Fund or the Adviser to the Fund (or any company controlling, controlled by or under common control with such Fund or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund; and (ii) any natural person who controls the Fund or the Adviser to the Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of Securities by the Fund.

(O)                   “Limited Offering” means an offering that is exempt from registration under Section 4(2) or Section 4(6) of the 1933 Act or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

(P)                     “Personal Securities Account” means a brokerage account through which Securities in which an Access Person has Beneficial Ownership are held, purchased or sold, and includes any Personal Securities Account of the Access Person’s Immediate Family who live in the same household as the Access Person.

(Q)                   “Security” has the meaning set forth in Section 2(a)(36) of the 1940 Act and includes all stock, debt obligations and other Securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a Security.  References to a Security in the Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part, on that Security (collectively, “Derivatives”).  Therefore, except as otherwise specifically provided by the Code: (i) any prohibition or requirement of the Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (ii) any prohibition or requirement of the Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

A Security is “being considered for purchase or sale” when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(R)                   “Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser.

SECTION III.                                                                 OBJECTIVE AND GENERAL PROHIBITIONS

Although certain provisions of the Code apply only to Access Persons, all Employees must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Sections I, III and VII of the Code, and applying the applicable definitions set forth in Section II of the Code.  Therefore, an Employee may not engage in any investment transaction under circumstances where the Employee benefits from or interferes with the purchase or sale of investments by the Funds or other clients of the Advisers.  In addition, Employees may not use information concerning the investments or investment intentions of the Funds or other clients of the Advisers, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Funds or other clients of the Advisers.  Disclosure by an Employee of such information to any person outside of the course or scope of the responsibilities of the Employee to the Funds or the Advisers will be deemed to be a violation of this prohibition.

Employees may not engage in conduct that is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Funds or other clients of the Advisers.  In this regard, Employees are advised that Rule 17j-1 makes it unlawful for any affiliated person of the Funds, or any affiliated person of such a person, directly or indirectly, in connection with the purchase or sale of a Security held or to be acquired by the Funds to:

(i) employ any device, scheme or artifice to defraud the Funds;

(ii) make any untrue statement of a material fact to the Funds or omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

(iv) engage in any manipulative practice with respect to the Funds.

Employees are also advised that a violation of the Code or Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section IX of the Code; or (2) administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

In order to assist the Funds, Advisers and Employees in meeting their obligations as a fiduciary, the Funds and Advisers have adopted the Code.  The Code incorporates the following general principles that all Employees are expected to uphold:

•                  Employees must at all times place the best interests of the Advisers’ clients first, make full and fair disclosure of all material facts, particularly if the Funds’ and Advisers’ interests might conflict with the clients’ interests, and not overreach or take unfair advantage of our clients.

•                  All Employees must, at all times, comply with all applicable Federal Securities Laws and state securities laws and regulations.

•                  All personal Securities transactions and holdings of Employees must be conducted in a manner consistent with the Code and must avoid any actual or potential conflicts of interest or any abuse of an Employee’s position of trust and responsibility.

•                  Employees may not have outside interests that conflict with the interest of the Funds, Advisers or the Advisers’ clients.

•                  Employees must avoid any circumstance or conduct that might adversely impact, or appear to negatively affect, the Funds, Advisers, the Advisers’ clients or the Employee’s duty of complete loyalty to the Funds and Advisers.

•                  Employees are required to act in accordance with the implied contractual covenants of good faith and fair dealing in respect of their dealings with clients.

•                  Information concerning the identity of Securities owned and traded by clients and financial circumstances of our clients as well as other “Protected Information” (as that term is defined in Privacy Policies and Procedures and Information Security Program), must be kept confidential, all as described in detail in Privacy Policies and Procedures and Information Security Program.

•                  Employees must promptly report violations of the Code to the Compliance Officer or his or her designee.

The Funds and Advisers believe that these general principles not only help the Funds, Advisers and Employees fulfill their fiduciary obligations, but also protect the Funds’ and Advisers’ reputations and instill in Employees the Funds’, Advisers’ and Employees’ commitment to honesty, integrity and professionalism.  Employees should understand that these general principles apply to all conduct, whether or not the conduct also is covered by more specific standards or procedures set forth below.  Failure to comply with the Code may result in disciplinary action, including termination of employment.

SECTION IV.                                                                  PROHIBITED TRANSACTIONS(2)

(A)                   Access Persons and Investment Personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Section V and reports to the applicable Fund or Adviser the information described in Section VI of the Code.  Access Persons and Investment Personnel may not purchase or otherwise acquire direct or

(2)         The prohibitions of this Section IV apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section IV(C) is applicable.

indirect Beneficial Ownership of the Securities of any Advised Fund, and may not sell or otherwise dispose of the Securities of any Advised Fund in which he or she has any direct or indirect Beneficial Ownership, unless he or she obtains pre-clearance pursuant to Section V and reports to the applicable Fund or Adviser the information described in Section VI of the Code.

(B)                   An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has, or by reason of the transaction would acquire, any direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that: (1) a Fund or an advisory client, as applicable, has purchased or sold the Security within the last fifteen (15) calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next fifteen (15) calendar days; or (2) an applicable Adviser has within the last fifteen (15) calendar days considered purchasing or selling the Security for a Fund or an advisory client, as applicable, or is either presently considering purchasing or selling the Security for a Fund or an advisory client, as applicable, or within the next fifteen (15) calendar days is going to consider purchasing or selling the Security for a Fund or an advisory client, as applicable, unless such Access Person:

(i)             obtains pre-clearance of such transaction pursuant to Section V; and

(ii)          reports to the applicable Fund or Adviser the information described in Section VI of the Code.

FOR PURPOSES OF ADMINISTERING THE CODE, ACCESS PERSONS OF AN ADVISER OR FUND WHO ARE ADVISORY PERSONS OR SUPERVISED PERSONS SHALL BE PRESUMED TO HAVE THE REQUISITE KNOWLEDGE OF THAT FUND’S TRANSACTIONS OR THAT ADVISER’S CLIENTS’ TRANSACTIONS SO AS TO REQUIRE PRE-CLEARANCE, REGARDLESS OF WHETHER SUCH PERSONS ACTUALLY HAVE SUCH KNOWLEDGE.  ACCORDINGLY, ALL ADVISORY PERSONS AND SUPERVISED PERSONS SHALL OBTAIN PRE-CLEARANCE OF ALL TRANSACTIONS IN SECURITIES IN ACCORDANCE WITH THIS SECTION IV(B) EXCEPT IN THE CASE OF A TRANSACTION AS TO WHICH ONE OF THE EXCEPTIONS FROM PRE-CLEARANCE SET FORTH IN SECTION IV(C) BELOW APPLIES.

BECAUSE INVESTMENT RECOMMENDATIONS AND DECISIONS MADE FOR THE FUNDS AND OTHER CLIENTS ARE MADE BY PERSONS WHO ARE ASSOCIATED WITH THE ADVISERS, ACCESS PERSONS WHO ARE NOT ASSOCIATED WITH THE ADVISERS WILL, IN THE ABSENCE OF EVIDENCE TO THE CONTRARY, BE PRESUMED NOT TO HAVE THE REQUISITE KNOWLEDGE OF THE FUNDS’ AND OTHER CLIENTS’ TRANSACTIONS SO AS TO GENERALLY REQUIRE PRE-CLEARANCE OF TRANSACTIONS.  ACCORDINGLY, ACCESS PERSONS OF FUNDS WHO ARE INDEPENDENT TRUSTEES SHALL NOT BE REQUIRED TO OBTAIN PRE-CLEARANCE OF A TRANSACTION UNLESS AT THE TIME OF THE TRANSACTION THEY HAVE ACTUAL KNOWLEDGE OF THE MATTERS DESCRIBED IN THIS SECTION IV(B).

(C)                   The prohibitions of this Section IV do not apply to:

(1)                     Purchases that are made by reinvesting cash dividends pursuant to an Automatic Investment Plan (however, this exception does not apply to optional cash purchases pursuant to an Automatic Investment Plan);

(2)                     Purchases and redemptions of shares of registered, open-end mutual funds (including money market funds), unless the Funds or the Advisers or a control affiliate acts as the investment adviser or principal underwriter for the open-end fund (but not shares of closed-end funds, including Advised Funds, or exchange traded funds);

(3)                     Bank certificates of deposit and bankers’ acceptances;

(4)                     Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 366 days or less;

(5)                     U.S. Treasury obligations (e.g., direct obligations of the U.S. Government. Note that Fannie Mae (FNMA with the NYSE ticker symbol: FNM) and Freddie Mac (FHLMC with the NYSE ticker symbol: FRE) are government—sponsored enterprises, but they are not agencies or otherwise “direct obligations” of the U.S. Government. Accordingly, transactions in these securities must be pre-cleared) ;

(6)                     Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and sales of such rights so acquired;

(7)                     Transactions in exchange traded futures contracts;

(8)                     Involuntary (i.e., non-volitional) purchases, sales and transfers of Securities;

(9)                     Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions; provided, however, that such influence or control shall be presumed to exist in the case of the account of a member of the Access Person’s Immediate Family, absent a written determination by the Compliance Officer to the contrary;

(10)              Any purchase or sale, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion;

(11)              With respect to Access Persons of a Fund, transactions in Securities or Securities of a type that are not permissible investments for the Fund and, with respect to Access Persons of an Adviser, transactions in Securities or Securities of a type that are not permissible investments for the clients of that Adviser; and

(12)              Any purchase or sale which the Compliance Officer, or his or her designee, approves in writing on the grounds that its potential harm to the Funds or other clients of the Advisers is remote.

(D)                   An Access Person may not recommend the purchase or sale of any Covered Security to or for the Funds or other clients of the Advisers without having disclosed his or her interest, if any, in such security or the issuer thereof, including without limitation:

(i) Any direct or indirect Beneficial Ownership of any Covered Security of such issuer, including any Covered Security received in a private securities transaction;

(ii)          Any contemplated purchase or sale by such person of a Covered Security;

(iii)       Any position with such issuer or its affiliates; or

(iv)      Any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

SECTION V.                                                                       PRE-CLEARANCE PROCEDURES

(A)                   OBTAINING PRE-CLEARANCE.

Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section IV above must be obtained from the Compliance Officer or a person who has been authorized by the Compliance Officer to pre-clear transactions.  Each of these persons is referred to in the Code as a “Clearing Officer.”  A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

Pre-clearance of a trade in no way waives or absolves any Access Person of the obligation to abide by the provisions, principles and objectives of this Code.

(B)                   PRE-APPROVAL OF INVESTMENTS IN INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS

Access Persons and Investment Personnel must obtain approval from a Clearing Officer before directly or indirectly acquiring Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering.  In order to obtain such approval, Access

Persons and Investment Personnel must provide the Clearing Officer with the full details of the proposed transaction (including a written certification that the investment opportunity did not arise by virtue of the Access Person’s or Investment Personnel’s activities on behalf of the Funds or the Advisers).  The Compliance Officer shall maintain a written record of any decisions to permit these transactions, along with the reasons supporting the decision.

(C)                   TIME OF CLEARANCE.

(1)                     An Access Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought.  It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments.

Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

Pre-clearance of a trade shall be valid and in effect only for a period of 24 hours from the time pre-clearance is given; provided, however, that a pre-clearance expires upon the person receiving pre-clearance becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer.  Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

(D)                   FORM.

Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing Officer.  The form is attached hereto as Schedule A.  Alternatively, pre-clearance requests and approvals may be conveyed by such other means as the Clearing Officer may determine.  If an Access Person has responsibility regarding the determination by the Adviser of Securities to be purchased or sold for a Fund or another client and is requesting approval to purchase or sell a Security that is owned by a Fund or another client or is purchasing a Security that is a permissible investment for the Funds or other clients, but has not purchased such Security for a Fund and/or such other client, the Access Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Security is sought and shall provide an explanation as to why a similar transaction is not contemplated for the Funds and/or other clients.

(E)                    FILING.

Copies of all completed pre-clearance forms, with the required signatures, or such other evidence of pre-clearance as the Clearing Officer determines appropriate, shall be retained by the Compliance Officer for a period of not less than five (5) years following the end of the fiscal year of the Funds or Advisers in which such forms or other evidence were received.

(F)                     FACTORS CONSIDERED IN PRE-CLEARANCE OF PERSONAL TRANSACTIONS.

A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal.  Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

(1)                     Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

(2)                     Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Funds and other clients; and

(3)                     Whether the transaction is likely to adversely affect the Funds and other clients.

(G)                   MONITORING OF PERSONAL TRANSACTIONS AFTER CLEARANCE.

After pre-clearance is given to an Access Person, the Compliance Officer, or his or her designee, shall periodically monitor each Access Person’s transactions to ascertain whether pre-cleared transactions have been executed within 24 hours and whether such transactions were executed in the specified amounts.

SECTION VI.                                                                  CERTIFICATIONS AND REPORTS BY ACCESS PERSONS

(A)                   INITIAL CERTIFICATIONS AND INITIAL HOLDINGS REPORTS

Within ten (10) days after a person becomes an Access Person, except as provided in Section VI(E), such person shall complete and submit to the Compliance Officer, or his or her designee, an Initial Certification and Holdings Report (an “Initial Holdings Report”) on the form attached as Schedule B.  The information must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Access Person.  Such report shall contain: (i) the title and type of Security; (ii) as applicable, the exchange ticker symbol or CUSIP number of the Security; (iii) the number of shares or the principal amount of each Covered Security which the Access Person has Beneficial Ownership; (iv) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; (v) the date that the report is submitted by the Access Person; and (vi) a certification regarding the information set forth in Section VIII.

(B)                   QUARTERLY TRANSACTION REPORTS

(1)                     Within thirty (30) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer, or his or her designee, of all transactions occurring in

Covered Securities during the quarter in which he or she has or had any direct or indirect Beneficial Ownership in the Covered Security.  Such report is hereinafter called a “Quarterly Transaction Report.” (3)

(2)                     Except as provided in Section VI(E) below, a Quarterly Transaction Report shall be on the form attached as Schedule C and must contain the following information with respect to each reportable transaction:

(A)                   Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

(B)                   Name of the security, exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares or principal amount of each Covered Security, and the price of the Covered Security at which the transaction was effected; and

(C)                   Name of the broker, dealer or bank with or through whom the transaction was effected; and

(D)                   The date the Access Person submits the report.

(3)                     The Quarterly Transaction Report shall also provide a list of Personal Securities Accounts established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person.  The following information must be provided for each new Personal Securities Account reported:

(A)                   Name of the broker, dealer or bank with whom the Access Person established the Personal Securities Account; and

(B)                   Date the Personal Securities Account was established.

(4)                     If no transactions were conducted by an Access Person during a calendar quarter that are subject to the reporting requirements described above, such Access Person shall, within thirty (30) days after the end of each calendar quarter, provide a written representation to that effect to the Compliance Officer or his or her designee.

(3)         The reporting requirements of this Section VI apply to Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

(C)                   ANNUAL CERTIFICATION AND ANNUAL HOLDINGS REPORTS

Annually, except as provided in Section VI(E), each Access Person shall submit to the Compliance Officer, or his or her designee, an Annual Certification and Holdings Report (an “Annual Holdings Report”) which updates the information provided in the Initial Holdings Report.  Such report shall contain: (i) the title and type of Security; (ii) as applicable, the exchange ticker symbol or CUSIP number; (iii) the number of shares or the principal amount of each Covered Security of which the Access Person had any direct or indirect Beneficial Ownership; (iv) the name of any broker, dealer or bank with which the Access Person maintains an account and the number of such account in which any securities are held for the Access Person’s direct or indirect benefit; and (v) the date that the report is submitted by the Access Person, which information must be as of a date no more than forty-five (45) days prior to the date such report is submitted.  The Annual Holdings Report Form is attached as Schedule D.

(D)                   MISCELLANEOUS

An Initial Holdings Report, Quarterly Transaction Report or Annual Certification Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Covered Security to which the report relates.

(E)                    EXCEPTIONS FROM REPORTING REQUIREMENTS

(1)                     Notwithstanding the quarterly reporting requirement set forth in Section VI(B), an Access Person is not required to file an Initial Certification and Holdings Report, Quarterly Transaction Report or Annual Certificate and Holdings Report, with respect to any transaction effected for any account over which the Access Person does not have direct or indirect influence or control; provided, however, that if the Access Person is relying upon this provision of this Section VI(E)(1) to avoid making such a report, the Access Person shall, not later than thirty (30) days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.

(2)                     An Independent Trustee is not required to file a Quarterly Transaction Report unless he or she knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the fifteen (15) day period immediately before or after the Trustee’s transaction in a Covered Security, the Funds purchased or sold that Security or the Funds or Advisers considered purchasing or selling that Security.

(3)                     Independent Trustees who would be required to make a report solely by reason of being a Trustee of a Fund are not required to file an Initial Holdings Report or Annual Holdings Report.

(4)                     In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Compliance Officer, or his or her designee, to be sent duplicate confirmations and statements for all accounts through which the Access Person effects Securities transactions in Securities in which the Access Person has any direct or indirect Beneficial Ownership.  However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Security if such transaction was not in an account for which duplicate confirmations and statements are being sent.  Any Access Person relying on this Section VI(E)(4) shall be required to certify as to the identity of all accounts through which the Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and held.

(5)                     Notwithstanding the quarterly reporting requirement set forth in Section VI(B), an Access Person is not required to file a Quarterly Transaction Report with respect to transactions effected pursuant to an Automatic Investment Plan (however, this exception does not apply to optional cash purchases pursuant to an Automatic Investment Plan).

(F)                     RESPONSIBILITY OF ACCESS PERSONS.

It is the responsibility of each Access Person to take the initiatives to comply with the requirements of this Section VI.  Any effort by the Funds, or by the Advisers, to facilitate the reporting process does not change or alter that responsibility.

SECTION VII.                                                             ADDITIONAL PROHIBITIONS

(A)                   CONFIDENTIALITY OF TRANSACTIONS.

Until disclosed in a report to investors or to the Commission in the normal course, all information concerning the Securities “being considered for purchase or sale” by the Funds and the Advisers’ other clients shall be kept confidential by all Employees and disclosed by them only on a “need to know” basis.  It shall be the responsibility of the Compliance Officer, or his or her designee, to report any inadequacy found in this regard to the Trustees of the Funds or directors of the applicable Adviser.

The Compliance Officer, or his or her designee, will periodically circulate a Restricted List (as more fully described in Insider Trading Policy and Procedures) to Employees.  The Restricted List is a list of all companies in which the Funds and Advisers have  prohibited trading activity by Employees (including members of an Employee’s Immediate Family and including trading activity in accounts outside the Funds or the Advisers over which an Employee has investment discretion (regardless of whether the Employee has Beneficial Ownership)), because the Funds and/or Advisers have obtained nonpublic information, or has signed a confidentiality agreement (where the Funds and/or Advisers will be the recipient of non-public, confidential information from a public company) relating to such companies (or their Securities), because the Funds and/or Advisers are affiliated with, or have invested in, or are considering an investment in, such companies (or their Securities), or for other reasons more fully described in Insider Trading Policy and Procedures.

(B)                   GENERAL CONFIDENTIALITY PROVISIONS

Each Employee shall be subject to the provisions of any confidentiality agreement that he or she has executed with the Funds or Advisers, as well as the confidentiality policy set forth in this Section B.

The Funds and Advisers generate, maintain and possess information that the Funds and Advisers view as proprietary, and such information must be held strictly confidential by Employees.  This information includes, but is not limited to:  limited liability company agreements; investor lists and information about our investors generally; investments; research analyses and investment strategies; investment performance; internal communications; legal advice; and computer access codes.  Employees may not use proprietary information for their own benefit or for the benefit of any party other than the Funds and Advisers and other clients advised by the Advisers.  In addition, subject to the last paragraph of this Section B, Employees may not disclose proprietary information to anyone outside the Funds and Advisers, except in connection with the business of the Funds and Advisers and in a manner consistent with the Funds’ and Advisers’ interests or as required by applicable law, regulation or legal process after notice to the Compliance Officer or his or her designee.

In order to safeguard the Funds’ and Advisers’ confidential information, Employees are expected to abide by the following:

•                  Never remove any confidential information from the Funds’ and Advisers’ premises, including electronic premises for cloud computing and storage, unless absolutely necessary for business purposes (and, if so, the information must be kept in the possession of the Employee or in a secure place at all times and returned promptly to the Funds’ and Advisers’ premises);

•                  Exercise caution in displaying documents or discussing confidential information in public places such as in elevators, restaurants, or on public transportation, or in the presence of outside vendors or others not employed by the Funds and Advisers;

•                  Exercise caution when using e-mail, cellular telephones, facsimile machines or messenger services;

•                  Never leave documents containing confidential information in conference rooms, wastebaskets, or desks, or anywhere else where the information could be seen or retrieved;

•                  Never disclose computer or voicemail passwords or website access codes to anyone at the Funds and Advisers or outside the Funds and Advisers; and

•                  Never share confidential information with anyone at the Funds and Advisers except on a need-to-know basis.

The Funds’ and Advisers’ restriction on the use of confidential information continues in effect after termination of an Employee’s employment with the Funds and Advisers, unless specific written permission is obtained from the Compliance Officer or his or her designee.  Any questions regarding the Funds’ and Advisers’ policies and procedures on the use of confidential information should be brought to the Compliance Officer or his or her designee.

Nothing contained in this Section B or elsewhere in our Policies and Procedures prohibits you from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the SEC, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.  You do not need prior authorization of the Funds and Advisers to make any such reports or disclosures, and you are not required to notify the Funds and Advisers that you have made such reports or disclosures.  The Funds and Advisers will not retaliate against you for making any such reports or disclosures in good faith, and any retaliation constitutes a violation of the Code.

(C)                   OUTSIDE BUSINESS ACTIVITIES, RELATIONSHIPS, AND DIRECTORSHIPS.

Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Funds or the Advisers.  Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Funds or the Advisers.  Access Persons who are members, officers or employees of the Advisers may not serve as a director, officer or member of any creditors’ committee of any public or private company that is not affiliated with the Advisers or its affiliates, except with the prior approval of the Compliance Officer or his or her designee.  All directorships, officerships and memberships held by such Access Persons shall be reported to the Compliance Officer, or his or her designee.

(D)                   GIFTS AND ENTERTAINMENT.

Employees shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except:  (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient, and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

As a general matter, an Employee may accept a Gift or receive Entertainment (as defined below) from, or give a Gift or provide Entertainment to, any individual, enterprise or organization that conducts or seeks to conduct business with the Funds or the Advisers, or that competes with the Funds or the Advisers, only if all of the following are met:

•                  to do so would be consistent with accepted good business practices;

•                  the Gift or Entertainment could not be construed as a bribe, would not corrupt the judgment of the recipient, is not made to exert improper influence (such as influencing a business or regulatory decision or rewarding a person for having improperly performed a function) and does not obligate the recipient in any way;

•                  public disclosure of the Gift or Entertainment would not embarrass the Funds or the Advisers;

•                  the Gift or Entertainment is not in the form of cash or its equivalent;

•                  the recipient is permitted to accept the benefit under his or her company policy, local laws and any applicable regulation;

•                  expenses are properly documented; and

•                  the Entertainment or Gift is permitted under applicable U.S., state, federal and other written laws.

Employees must always avoid any activity that gives rise to a question whether our objectivity as fiduciaries has been compromised.  Even if an actual conflict of interest does not exist, the mere appearance of a conflict may result in our clients’ loss of confidence in us.  In order to protect the Funds, Advisers and our Employees from possible charges of conflict of interest, the following specific restrictions are placed on Gifts and Entertainment.

•                  Gifts.  A “Gift” is an item of value that a third party provides (or an Employee provides to a third party) where there is no business communication involved in the enjoyment of the gift.  Examples include: flowers sent as an expression of “get well,” fruit or candy sent around the holidays, and tickets to a sporting event for an Employee and his or her child.  No Employee may receive any Gift, service, or other thing of more than “De Minimis Value” (which for purposes of the Code is set at $100 annually) from any person or entity that does, or seeks to do, business with or on behalf of the Funds or Advisers without the prior approval of the Compliance Officer or his or her designee.  No Employee may give or offer any Gift of more than De Minimis Value to existing investors, prospective investors, or any entity that does, or seeks to do, business with or on behalf of the Funds or Advisers without the prior written approval of the Compliance Officer or his or her designee.  The Gift pre-approval request can be found in Schedule E. It is expected that Gifts will be infrequently offered and/or accepted and only in special circumstances.

•                  Entertainment.  As distinguished from Gifts, “Entertainment” contemplates that the giver of an item of value participates with the recipient in the enjoyment of the item.  Entertainment is only appropriate when used to foster and promote business relationships with the Funds or Advisers.  No Employee may provide or accept extravagant or excessive Entertainment to or from an investor, prospective investor, or any person or entity that does or seeks to do business with or on behalf of the Funds or Advisers.  Employees may provide or accept a business Entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the Entertainment is present.  Any Entertainment that an Employee believes might be reasonably viewed as extravagant or excessive must be submitted for approval by the Compliance Officer, or his or her designee, in advance of providing or accepting such Entertainment.  Schedule E contains an Entertainment pre-approval request form for this purpose.

•                  Referrals.  Employees may not make referrals to clients (e.g., of accountants, attorneys, or the like) if the Employee expects to personally benefit in any way from the referral.

(E)                    USE OF FUNDS’ AND/OR ADVISERS’ FUNDS OR PROPERTY.

No Employee shall appropriate, or permit any other Employee to appropriate for his or her personal use, any funds or property belonging to the Funds or Advisers.  Misappropriation of funds or property is theft and, in addition to subjecting an Employee to possible criminal and civil penalties, will result in disciplinary action.

No payment by or on behalf of the Funds or Advisers shall be approved or made if any part of the payment is to be used for any purpose other than that described in the documents supporting the payment.  Records shall be maintained that in reasonable detail accurately and fairly reflect the transactions they describe and the disposition of any funds or property of the Funds or Advisers.  Any questions regarding the propriety of any use of Funds’ or Advisers’ funds or property should be directed to the Compliance Officer or his or her designee.

The identity of each client and all other Protected Information are property of the Funds and Advisers, and clients may not be solicited by Employees for any services other than those offered by the Funds or Advisers.

The policies set forth herein are in addition to the Funds’ or Advisers’ policies as set forth in The RMR Group Employee Handbook.

(F)                     REPORTING VIOLATIONS OF THE JOINT CODE OF ETHICS.

Subject to Section B above, every Employee must promptly report any violation, or any suspected violation, of the Code to the Compliance Officer or his or her designee.  All reports will be treated confidentially, except to the extent necessary or appropriate to address the violations with senior management, and investigated promptly and appropriately.  Employees will be entitled to submit violations and suspected violations anonymously.  The Funds and Advisers will not retaliate against any Employee who reports a violation of the Code in good faith, and any retaliation constitutes a further violation of the Code.  The Compliance Officer, or his or her designee, will keep records of any violation of the Code and of any action taken as a result of the violation.

(G)                   EXCEPTIONS TO THE JOINT CODE OF ETHICS.

The Compliance Officer, or his or her designee, may, under very limited circumstances, grant an exception from the requirements of the Code on a case-by-case basis, provided that:

•                  The Employee seeking the exception provides the Compliance Officer, or his or her designee, with a written statement explaining in detail the exception requested and the proposed basis for the exception;

•                  The Employee provides any supporting documentation that the Compliance Officer, or his or her designee, may request from the Employee;

•                  The Compliance Officer, or his or her designee, believes that granting the exception would not violate the general principles stated in the Code or compromise the Employee’s or the Funds’ and Advisers’ fiduciary duty to any client; and

•                  The Compliance Officer, or his or her designee, documents the reasoning justifying the granting of such exception and reviews such decision on a periodic basis, as the circumstances warrant.

No exceptions may be made to the fundamental requirements contained in the Code that have been adopted to meet applicable rules under the 1940 Act and the Advisers Act.

SECTION VIII.                                                        CERTIFICATION BY ACCESS PERSONS

The certifications of each Access Person required to be made pursuant to Section VI shall include certifications that the Access Person: (i) has received a copy of the Code and any amendments hereto; (ii) has read and understands the Code; (iii) recognizes that he or she is subject to the Code; and (iv) in the case of an Initial Holdings Report, will comply with the policy procedures stated herein, or in the case of an Annual Holdings Report, has complied with and will continue to comply with the policy procedures stated herein.  Access Persons shall also be required to certify in their annual certifications that they have complied with the requirements of the Code.

SECTION IX.                                                                 REMEDIAL ACTION AND SANCTIONS

Upon discovery of a violation of the Code, the Funds and Advisers shall take whatever remedial steps they deem necessary to correct an actual or apparent conflict of interest.  Following these corrective actions, the Funds and Advisers may impose sanctions if, based upon all of the facts and circumstances surrounding the violation, such action is deemed appropriate.

Any violation of the Code shall be subject to the imposition of such sanctions by the Funds or Advisers, as appropriate, as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 under the 1940 Act, Rule 204A-1 under the Advisers Act and this Code.  The sanctions to be imposed shall be determined by the appropriate officers of the Funds or the Advisers, as appropriate, and any such sanctions imposed shall be reported to the relevant Boards of Trustees or officers.  Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Funds or other clients of the Advisers and the more advantageous price paid or received by the offending person.

SECTION X.                                                                      ADMINISTRATION AND CONSTRUCTION

(A)                   The Compliance Officer, or his or her designee, shall be responsible for all aspects of administering this Code and for all interpretative issues arising under the Code.  The Compliance Officer, or his or her designee, is responsible for considering any requests for exceptions to, or exemptions from, the Code (e.g., due to level of risk or personal financial hardship).  Any exceptions to, or exemptions from, the Code shall be subject to such additional procedures, reviews and reporting as may be deemed appropriate by the Compliance Officer or his or her designee.  In addition, the Compliance Officer, or his or her designee, shall have the authority to determine whether a person violated this Code, including whether a person has violated the general principles set forth in Section III of this Code.

(B)                   The duties of the Compliance Officer, and his or her designee(s), are as follows:

(1)                     Continuous maintenance of current lists of the names of all Employees and Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, members, officers, or employees of the Advisers or of any company which controls the Advisers, and the date each such person became an Access Person;

(2)                     On an annual basis, providing each  Employee with a copy of the Code and informing such persons of their duties and obligations hereunder;

(3)                     Obtaining such certifications and periodic reports from Access Persons as may be required to be filed by such Access Persons under the Code (except that the Compliance Officer, or his or her designee, may presume that Quarterly Transaction Reports need not be filed by Independent Trustees in the absence of facts indicating that a report must be filed) and reviewing Initial Holding Reports and Annual Holdings Reports submitted by Access Persons;

(4)                     Maintaining or supervising the maintenance of all records and reports required by the Code;

(5)                     Review actual transactions reported by Access Persons to verify that pre-clearance was obtained when necessary;

(6)                     Issuance, either personally or with the assistance of counsel, as may be appropriate, of any interpretation of the Code which may appear consistent with the objectives of Rule 17j-1, Advisers Act Rule 204A-1 or the Code;

(7)                     Conducting  such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of the Code to the Trustees of the Funds or to the appropriate directors of the Advisers, as applicable; and

(8)                     Submission of a quarterly report to the Trustees of the Funds or to the appropriate directors of the Advisers, as applicable that (i) describes (a) any detected material violation of the Code, noting in each case any sanction imposed, (b) any transactions that suggest the possibility of a material violation of the Code and (c) any other significant information concerning the appropriateness of and actions taken under the Code, and (ii) certifies that the Fund or Adviser, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code, including any interpretations issued by the Compliance Officer or his or her designee.

(C)                   The Compliance Officer, and his or her designee(s), shall maintain and cause to be maintained at the Funds’ and Advisers’ principal place of business, in an easily accessible place, the following records:

(1)                     A copy of the Code and any other code of ethics adopted pursuant to Rule 17j-1 by the Funds and the Advisers for a period of five (5) years;

(2)                     A record of each violation of the Code and any other code specified in (C)(1) above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of the Funds and the Advisers in which such violation occurred;

(3)                     A copy of each report made pursuant to the Code and any other code specified in (C)(1) above, by an Access Person or the Compliance Officer, or his or her designee, including any information provided in lieu of the reports provided under Section VI(E)(4) for a period of not less than five (5) years from the end of the fiscal year of the Funds and the Advisers in which such report or interpretation was made or issued, the most recent two (2) years of which shall be kept in a place that is easily accessible;

(4)                     A list of all persons, who currently are or, within the past five (5) years, were, required to make reports pursuant to Rule 17j-1 and the Code, or any other code specified in (C)(1) above, or who were responsible for reviewing such reports;

(5)                     A copy of each report filed by the Funds or the Advisers, with the Trustees or officers, as applicable, describing any issues arising under the Code or relevant procedures since the last report, including without limitation, information about material violations of the Code or relevant procedures and sanctions imposed in response to the material violations, and certifies the Funds or the Advisers, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and

(6)                     A record of any decision, and the reasons supporting such decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least five (5) years after the end of the fiscal year in which such approval is granted.

(D)                   Review of the Code

(1)                     On an annual basis, and at such other times deemed to be necessary or appropriate by the Trustees of the Funds or the directors of the Advisers, the Trustees or directors, as applicable, shall review the operation of the Code, and shall adopt such amendments to the Code as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.

(2)                     In connection with the annual review of the Code by the Trustees or directors of the Advisers, as applicable, the Funds and Advisers shall each provide to such Trustees or directors, and such Trustees or directors, shall consider, a written report (which may be a joint report on behalf of the Funds and Advisers) that:

(A)                   Describes any issues arising under the Code or related procedures during the past year, including, but not limited to, information about material violations of the Code or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

(B)                   Certifies that the Funds and Advisers have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(E)                    The Trustees of the Funds or directors of the Advisers may not adopt, amend or modify this Code except in a written form which is specifically approved by majority vote of the Independent Trustees of the Funds or directors of the applicable Adviser, as applicable.  In connection with any such approval of an adoption, amendment or modification by the Independent Trustees of the Funds, the Funds and the Advisers shall each provide a certification that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

SCHEDULE A

TO JOINT CODE OF ETHICS

REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION(S)

I hereby request permission to effect the following transaction(s) in Securities in which I have or will acquire Beneficial Ownership.  Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Joint Code of Ethics of the Funds and Advisers.

PURCHASES AND ACQUISITIONS

Date	Number of Shares or Principal Amount	Name of Security, Exchange Ticker Symbol or CUSIP Number	Current Market Price Per Share or Unit	Account

SALES AND OTHER DISPOSITIONS

Date	Number of Shares or Principal Amount	Name of Security, Exchange Ticker Symbol or CUSIP Number	Current Market Price Per Share or Unit	Account

☐ (check if applicable) I have responsibility for the determination by the Advisor of Securities to be purchased or sold by a Fund or other client of the Advisers and I have noted (by means of an “*”) those Securities above which are owned by such Fund or other client of the applicable Adviser.

☐ (check if applicable) I am requesting permission to purchase Securities that are not presently owned by a Fund or other client of the applicable Adviser.  I have included a statement as to why such Securities are not being purchased for the Funds or other client of the applicable Adviser or being considered for purchase by the Fund or other clients of the applicable Adviser.

☐ (check if applicable)  I am requesting pre-approval of investments in an Initial Public Offering or Limited Offering and have noted (by means of an “**”) those Securities above which pertain to an Initial Public offering or Limited Offering.  I hereby certify that such investment opportunity did not arise by virtue of my activities on behalf of the Fund or other clients of the applicable Adviser.

Date:	Signature:

Print Name:

Indicate position within the applicable Fund(s) and/or Adviser(s):	Indicate respective Fund or Adviser for each position:

Permission Granted	Permission Denied

Date and Time:	Signature:
(Clearing Officer)

Print Name:
(Clearing Officer)

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SCHEDULE B
TO JOINT CODE OF ETHICS

INITIAL CERTIFICATION OF COMPLIANCE WITH JOINT OF CODE OF ETHICS AND INITIAL HOLDINGS REPORT

I have received, read and understand the Joint Code of Ethics, as amended, (the “Code”) of the Funds and Advisers. I recognize that the provisions of the Code apply to me and I agree to comply in all respects with the policies and procedures described therein.  Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Code.

I hereby certify that (i) the brokerage accounts listed below constitute all of my Personal Securities Accounts; (ii) I hold no Covered Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts or as otherwise set forth below; (iii) I have attached a copy of the most recent monthly statement for each Personal Securities Account in which I hold Covered Securities, along with copies of confirmations of any transactions in Covered Securities effected since the date of such statements, which shall constitute my Initial Holdings Report; (iv) the information provided herein sets forth all Covered Securities in which I have any direct or indirect Beneficial Ownership, that are required to be reported by Section VI(A) of the Code; and (v) the information included herein is current as of a date no more than forty-five (45) days prior to the date I become an Access Person.

If I establish any new Personal Securities Accounts or if I become the direct or indirect Beneficial Owner of Covered Securities not held in a Personal Securities Account, I will promptly advise the Compliance Officer, or his or her designee, of the existence and identity of such Personal Securities Account or Covered Securities.

Please sign and date this report and return it to the Compliance Officer, or his or her designee, within ten (10) days of becoming an Access Person.  (Use reverse side if additional space is needed.)  If there is nothing to report in any section below, write “NONE” in the first row of each applicable section within the left-hand column.

Initial Holdings report

I hold the following Covered Securities in addition to those in my Personal Securities Accounts:

Name of Security	Type of Security	Number of Shares or Principal Amount	Exchange Ticker Symbol or CUSIP Number	Account	Name of Broker, Dealer or Bank at which Securities are Held

PERSONAL SECURITIES ACCOUNTS

Name and Address of Broker	Account Name	Account Number and Date Established	Holds Covered Securities (Y/N)

Director / Officer Positions

I am a director and/or officer (list position and title) of the following public and private companies:

Name of Company	Position and Title	Duration of Service

Date:	Signature:

Print Name:

Indicate position within the applicable Fund(s) and/or Adviser(s):	Indicate respective Fund or Adviser for each position:

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SCHEDULE C
TO JOINT CODE OF ETHICS

QUARTERLY TRANSACTION REPORT

I have received, read and understand the Joint Code of Ethics, as amended, (the “Code”) of the Funds and Advisers. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Code.

The following lists all transactions in Covered Securities, in which I have or had any direct or indirect Beneficial Ownership, that were effected during the last calendar quarter and are required to be reported by Section VI(B) of the Code.  If there is nothing to report in any section below, write “NONE” in the first row of each applicable section within the left-hand column.  Also, listed below is a list of Personal Securities Accounts I established during the quarter in which any Securities were held during the quarter for my direct or indirect benefit.

PURCHASES AND ACQUISITIONS

Date	Number of Shares / Principal Amount / Price at which effected	Name of Security, Exchange Ticker Symbol or CUSIP Number	Interest Rate and Maturity Date (if applicable)	Current Market Price Per Share or Unit	Account	Executing Broker, Dealer or Bank

SALES AND OTHER DISPOSITIONS

Date	Number of Shares / Principal Amount / Price at which effected	Name of Security, Exchange Ticker Symbol or CUSIP Number	Interest Rate and Maturity Date (if applicable)	Current Market Price Per Share or Unit	Account	Executing Broker, Dealer or Bank

NEW PERSONAL SECURITIES ACCOUNTS

Name and Address of Broker	Account Name	Account Number and Date Established	Holds Covered Securities (Y/N)

If you had personal transactions during the quarter, but are not required to report them above because you did not have direct or indirect influence over the account, mark an “X” below.

                         I have had otherwise reportable personal transactions during the quarter, but did not have direct or indirect influence over the account in which those transactions took place.

Please sign and date this report and return it to the Compliance Officer, or his or her designee, no later than 30th day of the month following the end of each calendar quarter.  (Use reverse side if additional space is needed.)

Date:	Signature:

Print Name:

Indicate position within the applicable Fund(s) and/or Adviser(s):	Indicate respective Fund or Adviser for each position:

2

SCHEDULE D
TO JOINT CODE OF ETHICS

ANNUAL CERTIFICATION OF COMPLIANCE WITH JOINT CODE OF ETHICS
AND ANNUAL HOLDINGS REPORT

I have received, read and understand the Joint Code of Ethics (the “Code”) of the Funds and Advisers. I recognize that the provisions of the Code apply to me and I agree to comply in all respects with the policies and procedures described therein. Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Code.

I hereby certify that (i) I have complied in all respects with the requirements of the Code as in effect during the past year; (ii) all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transactions Reports that I have filed or in confirmations and statements for my Personal Securities Accounts that have been sent to the Compliance Officer, or his or her designee; (iii) the brokerage accounts listed below constitute all of my Personal Securities Accounts; and (iv) I hold no Covered Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts or as otherwise set forth below.

If as permitted by Section VI(E)(4) of the Code I have arranged for the Compliance Officer, or his or her designee, to receive duplicate confirmations and statements for my Personal Securities Accounts, the most recent monthly statement (the information on which is current as of a date no more than forty five (45) days before this report is submitted) for each such Account shall constitute my Annual Holdings Report.  If I have not arranged for the Compliance Officer, or his or her designee, to receive duplicate confirmations and statements for my Personal Securities Accounts, I certify that a copy of the most recent monthly statement (the information on which is current as of a date no more than forty five (45) days before this report is submitted) for each such Account in which I hold Covered Securities is attached, which, if so attached, shall constitute my Annual Holdings Report.

If I establish any new Personal Securities Accounts or if I became the direct or indirect Beneficial Owner of Covered Securities not held in a Personal Securities Account, I will promptly advise the Compliance Officer, or his or her designee, of the existence and identity of such Account or Covered Securities.

If there is nothing to report in any section below, write “NONE” in the first row of each applicable section within the left-hand column.

PERSONAL SECURITIES ACCOUNTS

Name and Address of Broker	Account Name	Account Number	Holds Covered Securities (Y/N) (If “Y”, list the title of the Securities, Number of Shares or Principal Amount)

ANNUAL HOLDINGS REPORT

I hold the following Covered Securities in addition to those in my Personal Securities Accounts:

Title	Number of Shares or Principal Amount	Value

Director / Officer Positions

I am a director and/or officer (list position and title) of the following public and private companies:

Name of Company	Position and Title	Duration of Service

Please sign and date this report and return it to the Compliance Officer, or his or her designee, no later than 30th day of the month following the end of each calendar year.  (Use reverse side if additional space is needed.)

Date Completed:	Signature:

Print Name:

Indicate position within the applicable Fund(s) and/or Adviser(s):	Indicate respective Fund or Adviser for each position:

2

SCHEDULE E
TO JOINT CODE OF ETHICS

GIFTS AND ENTERTAINMENT PREAPPROVAL REQUEST/REPORT

Name of Reporting Employee:

Indicate whether Gift or Entertainment (circle one)

Please Check One:	Please Check One:
☐ Pre-approval request (CCO’s or designee’s signature required below)	☐ Provider of Gift/Entertainment
☐ Report	☐ Recipient of Gift/Entertainment

Indicate position within the applicable Fund(s) and/or Adviser(s):	Indicate respective Fund or Adviser for each position:

Date	Third Party Provider/ Recipient	Item(s) Provided or Received	Approximate Value of Item(s)	Relationship with Provider or Recipient	Business Reason for Giving or Accepting

This request for pre-approval is hereby approved by the Chief Compliance Officer or his or her designee.

(signature)

Print Name:

Date: